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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 22, 2001, accompanying the consolidated financial statements of IndyMac Bancorp, Inc. and we have issued our report dated March 10, 2000, accompanying the consolidated financial statements of IndyMac, Inc. included in the Annual Report of IndyMac Bancorp, Inc, on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statements of IndyMac Bancorp, Inc. on Form S-8 (File No. 333-08905, effective July 26, 1996, File No. 333-36085, effective September 22, 1997, File No. 333-55907, effective June 3, 1998 and File No. 333-48322, effective October 20, 2000) and on Form S-3 (File No. 333-41329, effective January 2, 1998, File No. 333-61625, effective September 1, 1998, File No. 333-71329, effective March 1, 1999 and File No. 333-67964, effective August 20, 2001).



                                                      /s/GRANT THORNTON LLP



Los Angeles, California
March 8, 2002